EXHIBIT 10.6


                              HILLS STORES COMPANY
                         HILLS DEPARTMENT STORE COMPANY
                                  15 Dan Road
                          Canton, Massachusetts 02021



                                             October 27, 1998



Mr. Gregory K. Raven
15 Dan Road
Canton, Massachusetts 02021-9128

Dear Gregory:

        This letter sets forth our agreement with respect to your resignation as

President and Chief Executive Officer of Hills Stores Company and, its

subsidiary, Hills Department Store Company (collectively, the "Companies").

Capitalized terms used and not defined herein shall have the meanings given such terms in the Employment Agreement, dated as of February 7, 1996, among the

Companies and you (the "Employment Agreement").

        1.      RESIGNATION.  By your execution and delivery hereof, you hereby resign, effective immediately, from all positions with the Companies and any subsidiaries thereof, including, without limitation, as (i) a director of each of the Companies and (ii) President and Chief Executive Officer of each of the

Companies.

        2.      SEVERANCE.

                (a)     The Companies hereby agree to pay you as severance a

payment in cash of $1,400,000, of which $1,120,000 will be paid on or before

October 30, 1998 and $280,000 will be paid on February 1, 1999.  The Companies agree to make such payments by wire-transfer to your bank account pursuant to such instructions as you shall provide.  These payments and all other payments and benefits to you under this letter agreement are in exchange for your release




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Mr. Gregory K. Raven
October 27, 1998
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of your rights under the Employment Agreement, your surrender of options pursuant to paragraph 3(a) hereof, your agreement to continue in effect section

8 and 9 of your Employment Agreement, your execution of the release contained in paragraph 5 hereof, and your resignation three months prior to the expiration of the term of your employment provided in the Employment Agreement.

                (b)     The Companies will reimburse you for your heretofore

unreimbursed travel and other business expenses reasonably incurred by you prior to the date hereof in the performance of your duties on behalf of the Companies upon submission of the required supporting documentation.

                (c)     In the event that either of the Companies consummates on

or before January 31, 1999 a transaction that would constitute a "Change of

Control" under the Employment Agreement, the Companies will pay you the additional sum of $250,000 in cash promptly following the consummation of the constituting the "Change of Control."

                (d)     The Companies will continue for a period of one year

from the date hereof the benefits under Sections 4(c) and 4(h) of the Employment

Agreement, provided that such benefits will include only medical benefits,

dental benefits, life insurance, short term and long term disability benefits and car allowance all as in effect on the date of this letter agreement.

                (e)     The Companies will pay the fee, not to exceed $25,000

per year, to provide you with outplacement services by the firm of your choosing until the earlier of (i) the first anniversary of the date of this letter agreement and (ii) the date on which you accept employment with another employer.

                (f)     You understand and agree that, except as expressly set

forth in this letter agreement, you will receive no payments, compensation,

benefits, perquisites, remuneration or bonuses, including severance, to which

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Mr. Gregory K. Raven
October 27, 1998
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you otherwise might be entitled under any understanding or agreement with the

Companies or any of their subsidiaries; provided, however, that you will be entitled to receive your accrued base salary through and including October 28,

1998 and payment on account of accrued vacation through the date of this letter agreement.

                (g)     The Companies may withhold or cause to be withheld from

any amounts payable under this letter agreement such amounts as shall be required to be withheld pursuant to any applicable law or regulation.  The

Companies agree that any amounts payable hereunder shall be subject to withholding at a rate of 28% for federal income tax purposes.

        3.      OPTIONS AND RESTRICTED SHARES.  (a)  You hereby surrender for cancellation, without consideration, all options to purchase shares of common stock of the Company that were previously granted to you by the Company.  Such options (and any option grant agreements related thereto) are hereby terminated.

                (b)     You will be issued 100,000 restricted shares of Common

Stock granted to you under the Employment Agreement, and all restrictions on such shares will lapse as of the date hereof.

        4.      CONTINUING OBLIGATIONS.

                (a)     The provisions of Sections 8 and 9 of the Employment

Agreement will continue in full force and effect.

                (b)     Except as expressly provided in this letter agreement,

the obligations of each of the parties under the Employment Agreement are hereby terminated.

        5.      RELEASE BY RAVEN.

                (a)     You hereby represent that you do not have any claim,

action or proceeding pending against Hills.  For purposes of this paragraph 5 and paragraph 6(a), the term "Hills" refers to the Companies, each of their

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Mr. Gregory K. Raven
October 27, 1998
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respective subsidiaries, divisions and affiliates, and each of their respective officers, directors, agents, employees and assigns.

                (b)     Except as necessary to enforce the terms of this letter

agreement, and in exchange for and in consideration of the payments, promises,

covenants and agreements set forth in this letter agreement, you hereby release

Hills from any and all manner of claims, demands, causes of action, obligations,

damages or liabilities whatsoever of every kind and nature, at law or in equity,

known or unknown, and whether or not discoverable, which you have or may have for any period prior to and including the date of the execution of this letter agreement, including, but not limited to, any claim of wrongful discharge,

breach of an express or implied contract, breach of any covenant of good faith and fair dealing, any tort and any federal, state or local law or regulation

(except to the extent such claim cannot be released by law), and any claim for attorney's fees or costs.

                (c)     You promise never to file or participate in a lawsuit,

arbitration or other legal proceeding asserting any claims that are released pursuant to this paragraph 5, unless you are compelled to testify or otherwise participate in any lawsuit, arbitration or other legal proceeding by subpoena or any other legal process, but only to the extent of such compulsion.  If you breach your promise and file or participate in a legal proceeding based on claims you have released, you agree to pay for all costs incurred by Hills,

including reasonable attorneys' fees, in defending against your claim, and you shall be required to repay to Hills (and shall forfeit any right to receive)

any monies and benefits paid or payable to you pursuant to this letter agreement.  In addition, Hills shall be entitled to any other relief available to it at law or in equity.



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Mr. Gregory K. Raven
October 27, 1998
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                (d)     In executing this letter agreement, the Companies are

not admitting any liability or wrongdoing, and the considerations exchanged herein do not constitute an admission by Hills of any liability, error, contract violation, or violation of any federal, state or local law or regulation.

        6.      RELEASE BY THE COMPANIES.

                (a)     Hills hereby represents that it does not have any claim,

action or proceeding pending against you.  Except as necessary to enforce the terms of this letter agreement, and in exchange for and in consideration of the promises, covenants and agreements set forth in this letter agreement, the

Companies hereby release you from any and all manner of claims, demands, causes of action, obligations, damages or liabilities whatsoever of every kind and nature, at law or in equity, known or unknown, and whether or not discoverable

(all of the foregoing being hereafter referred to as "Claims"), which the

Companies have or may have for any period prior to and including the date of the execution of this letter agreement arising out of or related to your having been an officer or director of the Companies; provided that the foregoing release shall not apply to any illegal acts undertaken by you in any capacity with the

Companies.

                (b)     The Companies promise never to file or participate in a

lawsuit, arbitration or other legal proceeding against you, asserting any claims that are released pursuant to this paragraph 6, unless the Companies are compelled to testify or otherwise participate in any lawsuit, arbitration or other legal proceeding by subpoena or any other legal process, but only to the extent of such compulsion.  If the Companies breach their promise and file or participate in a legal proceeding against you based on claims they have released, they agree to pay for all costs incurred by you, including reasonable attorneys' fees, in defending against their claim.  In addition, you shall be entitled to any other relief available to you at law or in equity.
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Mr. Gregory K. Raven
October 27, 1998
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                (c)     In executing this letter agreement, you are not

admitting any liability or wrongdoing, and the considerations exchanged herein do not constitute an admission by you of any liability, error, contract violation, or violation of any federal, state or local law or regulation.

        7.      MISCELLANEOUS.

                (a)     This letter agreement will be binding upon and inure to

the benefit of the parties hereto and their respective legal representatives,

executors, heirs, administrators, successors and assigns and, for purposes of paragraph 6, Hills.

                (b)     The unenforceability or invalidity of any provision or

provisions of this letter agreement shall not render any other provision or provisions hereof unenforceable or invalid.

                (c)     This letter agreement constitutes the entire agreement

between the parties hereto with respect to the subject matter hereof and fully supersedes any and all prior agreements or understandings between us with respect to such subject matter.  This letter agreement may not be altered,

modified or changed, and no provision hereof may be waived, except pursuant to a written instrument signed by the parties hereto.

                (d)     This letter agreement and all matters and issues

collateral thereto shall be governed by the laws of the Commonwealth of

Massachusetts applicable to contracts performed entirely therein.

                (e)     All notices or other communications hereunder shall be

given in writing and shall be deemed given if served personally or mailed by registered or certified mail, return receipt requested, to the parties at their respective addresses above indicated, or at such other address or addresses as the parties may hereafter designate in writing.


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Mr. Gregory K. Raven
October 27, 1998
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                (f)     The Companies shall pay to you all costs incurred by you

in any proceeding for the successful enforcement of the terms of this Agreement,

including reasonable costs of investigation and reasonable attorneys' fees and expenses.

        If the foregoing letter correctly sets forth our agreement and under-

standing with respect to the subject matter hereof, please so indicate by executing and returning to the Companies the enclosed duplicate copy of this letter, whereupon it shall constitute our legally binding agreement.

                                             Very truly yours,

                                             HILLS STORES COMPANY
                                             HILLS DEPARTMENT STORE COMPANY


                                             By:  /s/ Chaim Y. Edelstein
                                                  -------------------------
                                                  Chairman

ACCEPTED AND AGREED
AS OF OCTOBER 27th, 1998                     By:  /s/ William K. Friend
                                                  -------------------------
/s/ Gregory K. Raven                              Sr. Vice President-Secretary
-------------------------
Gregory K. Raven